UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

(First Amendment)

__________________

VYCOR MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-196334	20-3369218
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6401 Congress Ave. Suite 140, Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 558-2000

n/a

(Former name or former address, if changed since last report)

Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	2,776,052	$2.00	$5,552,104	$715.11
Shares of Common Stock underlying Series A Warrants	1,995,601	$2.05	$4,090,982	$526.92
Shares of Common Stock underlying Series A Warrants	1,995,601	$3.08	$6,146,451	$791.66
Total Registration Statement Fee				$2,033.69

______________

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

Explanatory Note

The purpose of this Amendment No. 1 to Vycor Medical, Inc.’s Registration Statement on Form S-1 (the “Form S-1”) as filed with the Securities and Exchange Commission on May 28, 2014 is to furnish amended Exhibits 5.1 and 23.1.  This Amendment No. 1 to the Form S-1 also updates the Exhibit Index.  No other changes have been made to the Form S-1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$2,033.69
Accounting fees and expenses	$2,500.00
Legal fees and expenses	$2,500.00
Printing expenses	$3,000.00
Miscellaneous	$1,000.00

TOTAL	$11,033.69

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above through advances to the Company by the Company’s founding shareholders. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.     Indemnification of Directors and Officers

Pursuant to our Certificate of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Below is a list of securities sold by us from January 1, 2013 through May 23, 2014 which were not registered under the Securities Act.

Common Stock:

Name of Purchaser	Issue Date	Security	Shares	Consideration

STEVEN GIRGENTI	1/1/13	Common	1,482	Board Fees
ALVARO PASCUAL-LEONE, M.D.	1/31/13	Common	926	Consulting Services
JOSEF ZIHL	1/31/13	Common	926	Consulting Services
JASON J S BARTON	3/31/13	Common	1,646	Consulting Services
OSCAR BRONSTHER	3/31/13	Common	2,632	Board Fees

JOSE ROMANO	3/31/13	Common	1,646	Consulting Services
STEVEN GIRGENTI	4/1/23	Common	2,632	Board Fees
SEAN CAMPBELL	4/5/13	Common	7,408	Conversion of Pref Stock
KENNETH T COVIELLO	4/5/13	Common	15,864	Conversion of Pref Stock
GREENBRIDGE CAPITAL PARTNERS IV LLC	4/5/13	Common	22,223	Conversion of Pref Stock
NEIL A WEISS	4/5/13	Common	14,815	Conversion of Pref Stock
ROBERT J NEBORSKY & SANDRA S NEBORSKY LIVING TRUST	4/19/13	Common	29,630	Conversion of Pref Stock
SKRILOFF FAMILY IRREVOCABLE TRUST FBO OLIVIA SKRILOFF	4/19/13	Common	1,482	Conversion of Pref Stock
SKRILOFF FAMILY IRREVOCABLE TRUST FBO SAMUEL SKRILOFF	4/19/13	Common	1,482	Conversion of Pref Stock
ONE EAST PARTNERS MASTER LP	4:23/13	Common	10,370	Conversion of Pref Stock
HEATHER VINAS	4/26/13	Common	32,152	Stock Option Exercise
KENNETH T COVIELLO	4/29/13	Common	15,86	Stock Option Exercise
RED SQUARE FUND ONE (SPC)	4/29/13	Common	88,889	Conversion of Pref Stock
ALVARO PASCUAL-LEONE, M.D.	4/30/13	Common	668	Consulting Services
JOSEF ZIHL	4/30/13	Common	1,335	Consulting Services
ALEX PARTNERS LLC	5/3/13	Common	93,334	Consulting Services
PETER BUBENZER	5/9/13	Common	36,000	Warrant Exercise
STEPHEN KUPPERSERG	5/9/13	Common	12,625	Warrant Exercise
ONE EAST PARTNERS MASTER LP	5/16/13	Common	5,926	Conversion of Pref Stock
ONE EAST PARTNERS OPPORTUNITY LP	5/16/13	Common	7,408	Conversion of Pref Stock
DANIEL SCHNEIDERMAN	5/21/13	Common	6,667	Conversion of Pref Stock

KENNETH T COVIELLO	5/29/13	Common	15,863	Stock Option Exercise
ONE EAST PARTNERS MASTER LP	6/4/13	Common	10,371	Conversion of Pref Stock
ONE EAST PARTNERS OPPORTUNITY LP	6/4/13	Common	5,186	Conversion of Pref Stock
ROBERT AND AMY BERNSTEIN	6/7/13	Common	7,408	Conversion of Pref Stock
MILLENNIUM TRUST COHPANY LLC FB0 HERBERT KLEI IRA	6/5/13	Common	25,250	Warrant Exercise
RB BRILL ZW BRILL JTTEN	6/10/13	Common	25,250	Warrant Exercise
MARC COHEN	6/10/13	Common	50,500	Warrant Exercise
ONE EAST PARTNERS MASTER LP	6/16/13	Common	13,334	Conversion of Pref Stock
ONE EAST PARTNERS OPPORTUNITY LP	6/10/13	Common	7,408	Conversion of Pref Stock
CORE CAPITAL IV TRUST	6/11/13	Common	22,222	Conversion of Pref Stock
ROBERT M BERNSTEIN	6/20/13	Common	7,408	Conversion of Pref Stock
ROBERT J KOCH	7/1/13	Common	12,625	Conversion of Pref Stock
JASON J S BARTON	6/30/13	Common	673	Consulting Services
OSCAR BRONSTHER	6/30/13	Common	2,155	Board Fees
JOSE ROMANO	6/30/13	Common	673	Consulting Services
LOWELL RUSH	6/30/13	Common	1,078	Board Fees
STEVEN GIRGENTI	7/3/13	Common	2,155	Board Fees
GARDEN STATE SECURITIES INC	7/8/13	Common	15,000	Consulting Services
ANDREW MITCHELL	7/31/13	Common	7,408	Conversion of Pref Stock
ALVARO PASCUAL-LEONE, H.D.	8/2/13	Common	659	Consulting Services
JOSEF ZIHL	8/2/13	Common	1,319	Consulting Services
THE DEL MAR CONSULTING GROUP INC	8/7/13	Common	7,200	Consulting Services
ALEX PARTNERS LLC	8/7/13	Common	4,800	Consulting Services
THE DEL MAR CONSULTING GROUP INC	9/13/13	Common	3,600	Consulting Services

ALEX PARTNERS LLC	9/13/13	Common	2,400	Consulting Services
DUANE J RENFRO	9/16/13	Common	14,815	Conversion of Pref Stock
ONE EAST PARTNERS MASTER LP	9/23/13	Common	13,334	Conversion of Pref Stock
ONE EAST PARTNERS OPPJRTUNITY LP	9/23/13	Common	7,408	Conversion of Pref Stock
ONE EAST PARTNERS MASTER LP	9/27/13	Common	13,334	Conversion of Pref Stock
ONE EAST PARTNERS OPPORTUNITY LP	9/27/13	Common	7,408	Conversion of Pref Stock
JASON J S BARTON	9/30/13	Common	756	Consulting Services
OSCAR BRONSTHER	9/30/13	Common	2,419	Board Fees
STEVEN GIRGENTI	10/3/13	Common	2,419	Board Fees
JOSE ROMANO	9/30/13	Common	756	Consulting Services
LOWELL RUSH	9/30/13	Common	1,814	Board Fees
EDWARD KIMMELMAN	9/30/13	Common	15,189	Conversion of Pref Stock
ALVARO PASCUAL-LEONE, M.D.	11/1/13	Common	744	Consulting Services
JOSEF ZIHL	11/1/13	Common	1,488	Consulting Services
ONE EAST PARTNERS OPPORTUNITIES LP	11/18/13	Common	5,186	Conversion of Pref Stock
ONE EAST PARTNERS OPPORTUNITIES LP	12/5/13	Common	11,852	Conversion of Pref Stock
THE DEL MAR CONSULTING GROUP INC	12/9/13	Common	33,000	Consulting Services
ALEX PARTNERS LLC	12/9/13	Common	27,000	Consulting Services
JASON J S BARTON	12/31/13	Common	717	Consulting Services
OSCAR BRONSTHER	12/31/13	Common	2,294	Board Fees
JOSE ROMANO	12/31/13	Common	717	Consulting Services

LOWELL RUSH	12/31/13	Common	1,720	Board Fees
STEVEN GIRGENTI	1/2/14	Common	2,294	Board Fees
MARK ABRAMS	1/3/14	Common	83,334	$150,000
THEODORE SISLEY JR	1/3/14	Common	11,112	$20,000
BOB BRIDGES	1/3/14	Common	13,889	$25,000
MARIO DELL'AERA	1/3/14	Common	83,334	$150,000
FOUNTAINHEAD CAPITAL MANAGEMENT LTD	1/3/14	Common	792,523	Debt Conversion
NICHOLAS P GIORDANO	1/3/14	Common	33,334	$60,000
DALE E HERBRANSON	1/3/14	Common	11,112	$20,000
PAUL IACOBELLO & GINA IACOBELLO JT TEN	1/3/14	Common	11,112	$20,000
WILLIAM MATHIAS	1/3/14	Common	13,889	$25,000
MICK MCLOUGHLIN	1/3/14	Common	111,112	$200,000
LOBERT MORONEY & CAROLE R MORONEY JTTN	1/3/14	Common	13,889	$25,000
RBC CAPITAL MARKETS CORP FBO MICHAEL BEHAR ROTH IRA	1/3/14	Common	40,000	$72,000
RBC CAPITAL MARKETS LLC CUST FB0 DENNIS ABRAMS IRA	1/3/14	Common	22,223	$40,000
RBC CAPITAL MARKETS LLC CUST FB0 FRANCIS ALTIERI IRA	1/3/14	Common	10,000	$18,000
RBC CAPITAL MARKETS LLC FB0 STEVEN JENKINS IRA	1/3/14	Common	19,445	$35,000
RBC CAPITAL MARKETS LLC FBO KENNETH W PILEGGI IRA	1/3/14	Common	8,000	$14,400
RBC CAPITAL MARKETS LLC FBO DENNIS ABBOTT IRA	1/3/14	Common	13,889	$25,000
DONALD J RICHARDS	1/3/14	Common	50,000	$90,000
DUNCAN SCOTT	1/3/14	Common	16,667	$30,000
GLENN RICHARD SKUTT & LESLEY HOWARD JT TEN	1/3/14	Common	13,889	$25,000
HIDEO TAKADA	1/3/14	Common	100,000	$180,000

HOWARD TEICHER	1/3/14	Common	4,167	$7,500
TIMOTHY H SHEAR DEC OF TRUST DTD 1974	1/3/14	Common	8,334	$15,000
STEVEN WALLITT	1/3/14	Common	16,667	$30,000
THE DEL MAR CONSULTING GROUP INC	1/15/14	Common	6,000	Consulting Services
ALEX PARTNERS LLC	1/15/14	Common	4,000	Consulting Services
ALVARO PASCUAL-LEONE, M.D.	2/3/14	Common	710	Consulting Services
JOSEF ZIHL	2/3/14	Common	1,420	Consulting Services
STEVEN R ANTICO	2/4/14	Common	13,889	$25,000
ALAN ANTOKAL	2/4/14	Common	55,556	$100,000
THE APREGAN FAMILY TRUST DTD 2/11/98	2/4/14	Common	27,778	$50,000
PETER BACKUS	2/4/14	Common	72,223	$130,000
MICHAEL G CADWELL	2/4/14	Common	41,667	$75,000
RICHARD A CLOYD	2/4/14	Common	30,000	$54,000
JASON COHEN	2/4/14	Common	83,334	$150,000
CHAD CRITCHLEY	2/4/14	Common	27,778	$50,000
SCOTT CUNNINGHAM	2/4/14	Common	16,667	$30,000
DONALD P FARE	2/4/14	Common	27,778	$50,000
STEPHAN FORSTMANN	2/4/14	Common	11,112	$20,000
CHRIS HAYDEN	2/4/14	Common	22,223	$40,000
ALISTAIR ERIC MACCALLUM LABAND	2/4/14	Common	55,556	$100,000
STEVEN L LEW	2/4/14	Common	3,889	$7,000
JAMES P LITTLE	2/4/14	Common	22,223	$40,000
RAYLAN LOGGINS	2/4/14	Common	16,667	$30,000
MICHAEL LOTZE	2/4/14	Common	70,000	$126,000
ULRICH OTTO	2/4/14	Common	41,667	$75,000
RBC CAPITAL MARKETS CORP FBO SUSAN A IZARD IRA	2/4/14	Common	13,889	$25,000

DAVID RUSH	2/4/14	Common	111,112	$200,000
DUNCAN SCOTT	2/4/14	Common	27,778	$50,000
WILLIAM C SLATER	2/4/14	Common	5,556	$10,000
TIMOTHY A SHEAR DEC OF TRUST DTD 1 6 1974	2/4/14	Common	14,000	$25,200
SALMAN WAKIL	2/4/14	Common	40,000	$72,000
HUGO WERE	2/4/14	Common	83,334	$150,000
ORVILLE A WHITE	2/4/14	Common	55,556	$100,000
FRASER CAMPBELL	2/25/14	Common	5,556	Exchange for Pref Stock
HUGH SCOTT CAMPBELL	2/25/14	Common	5,556	Exchange for Pref Stock
THOMAS VARGA TTEE THE PRAG CHILDREN'S TRUST FBO ANDREW J PRAG	2/25/14	Common	15,278	Exchange for Pref Stock
THOMAS VARGA TTEE THE PRAG CHILDREN'S TRUST FBO ROBERT B. PRAG	2/25/14	Common	15,278	Exchange for Pref Stock
GURI DAUTI	2/25/14	Common	27,778	Exchange for Pref Stock
RICHARD HOFFMAN	2/25/14	Common	12,500	Exchange for Pref Stock
NADEJDA KASSATKINA	2/25/14	Common	55,560	Exchange for Pref Stock
APEX TECHNOLOGY VENTURES LLC	2/25/14	Common	27,778	Exchange for Pref Stock
JSL KIDS PARTNERS	2/25/14	Common	72,223	Exchange for Pref Stock
IRINA PAVLOVA	2/25/14	Common	27,778	Exchange for Pref Stock
ROBERT B PRAG	2/25/14	Common	44,445	Exchange for Pref Stock
RBC CAPITAL MARKETS FBO JANE ELLIS	2/25/14	Common	55,556	Exchange for Pref Stock
BORIS SMIRNOV & ALEXANDRA I SMIRNOV JT TEN	2/25/14	Common	55,556	Exchange for Pref Stock
GARDEN STATE SECURITIES, INC.	3/11/14	Common	30,000	Advisory Services
RBC CAPITAL MARKETS LLC FBO MICHAEL BEHAR ROTH IRA	2/28/14	Common	15,000	$27,000

HOWARD ALTSCHULER	3/31/14	Common	13,889	$25,000
RBC CAPITAL MARKETS LLC FBO MICHAEL A BOULUS IRA	3/31/14	Common	27,778	$50,000
ROBERT J BRICKLEY	3/31/14	Common	8,334	$15,000
ROBERT D. DIBENEDETTO	3/31/14	Common	5,556	$10,000
RICHARD FOGLE	3/31/14	Common	13,889	$25,000
MARK KASPER	3/31/14	Common	27,778	$50,000
KEVIN M MACKENZIE	3/31/14	Common	27,778	$50,000
BRETT NESLAND	3/31/14	Common	15,000	$27,000
REY 1998 FAMILY TRUST	3/31/14	Common	55,556	$100,000
GLANN RICHARD SKUTT & LESLIE HOWARD JTTEN	3/31/14	Common	13,889	$25,000
RBC CAPITAL MARKETS LLC FBO STEVEN JENKINS IRA	3/31/14	Common	13,889	$25,000
DAVID SWEENEY	3/31/14	Common	2,800	$5,040
JOHN TRAFFORD	3/31/14	Common	41,667	$75,000
DAVID A UFHEIL	3/31/14	Common	27,778	$50,000
PETER BACKUS	3/31/14	Common	27,778	$50,000
MICHAEL & MARY SIMON	3/31/14	Common	11,112	$20,000
WILLIAM BOLTZ	3/31/14	Common	41,667	$75,000
ERICA PITMAM SEDBERRY	3/31/14	Common	41,667	$75,000
CHRISTOPHER APGAR	3/31/14	Common	41,667	$75,000
SRINIVAS SHANKARA	3/31/14	Common	11,112	$20,000
RICARDON SCHEUER & SILVIA SUAREZ	3/31/14	Common	75,000	$135,000
J AND M GROUP LLC	3/31/14	Common	2,500	Consulting Services
OSCAR BRONSTHER	3/31/14	Common	2,222	Board Fees
LOWELL RUSH	3/31/14	Common	2,222	Board Fees
JASON J S BARTON	3/31/14	Common	694	Consulting Services

JOSE ROMANO	3/31/14	Common	694	Consulting Services
FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED	3/31/14	Common	6,276	Consulting Services
STEVEN GIRGENTI	4/2/14	Common	2,222	Board Fees
MARK ABRAMS	4/25/14	Common	55,556	$100,000
RANDOLPH BARBA	4/25/14	Common	27,778	$50,000
STEPHEN BELL	4/25/14	Common	8,500	$15,300
RICHARD A CLOYD	4/25/14	Common	30,000	$54,000
CRANSHIRE CAPITAL MASTER FUND LTD	4/25/14	Common	41,668	$75,000
MARIO DELL’AERA	4/25/14	Common	95,556	$172,000
EQUITEC SPECIALISTS LLC	4/25/14	Common	13,888	$25,000
PATRICIA FISHER	4/25/14	Common	5,556	$10,000
DONALD GISSLER	4/25/14	Common	27,778	$50,000
RBC CAPITAL MARKETS LLC FBO GREGORY J CARTER IRA	4/25/14	Common	27,778	$50,000
MICHAEL L HOFFMAN	4/25/14	Common	13,889	$25,000
ROB KAYMAN	4/25/14	Common	27,778	$50,000
DAVID KING	4/25/14	Common	6,667	$12,000
TOM KONSICKS	4/25/14	Common	55,556	$100,000
HARRI KYTOMAA	4/25/14	Common	5,556	$10,000
RBC CAPITAL MARKETS LLC FBO LINDA FRIEDMAN ROTH IRA	4/25/14	Common	2,778	$5,000
SANKAR PRAYAGA	4/25/14	Common	3,000	$5,400
TODD CHANNELL TRUST	4/25/14	Common	55,556	$100,000
SALIM WAKIL	4/25/14	Common	10,000	$18,000
FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED	4/25/14	Common	1,756	$3,161
ALVARO PASCUAL-LEONE, M.D.	5/2/14	Common	727	Consulting Services
JOSEF ZIHL	5/2/14	Common	1,453	Consulting Services

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

Item 16.     Exhibits

Exhibit No.	Description
3.1(a)	Certificate of Incorporation of Vycor Medical, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of January 11, 2010 (previously filed)
3.1(c)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of July 20, 2010 (previously filed)
3.1(d)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of January 11, 2013 (previously filed)
3.2	Bylaws of Vycor Medical, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors (previously filed)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton in the State of Florida on the 5th day of June, 2014.

Vycor Medical, Inc.
(Registrant)
By:
/s/ Peter C. Zachariou
________________________
Peter C. Zachariou
Chief Executive Officer and Director (Principal Executive Officer)
Date
June 5, 2014
By:
/s/ Adrian Liddell
________________________
Adrian Liddell
Chairman of the Board and Director
(Principal Financial and Accounting Officer)
Date
June 5, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

By:
/s/ David Cantor
________________________
David Cantor
President and Director
Date
June 5, 2014
By:
/s/ Pascale Mangiardi
_________________________
Pascale Mangiardi
Director
Date
June 5, 2014
By:
/s/ Steven Girgenti
_________________________
Steven Girgenti
Director
Date
June 5, 2014
By:
/s/ Adrian Christopher Liddell
_________________________
Adrian Christopher Liddell
Chairman of the Board and Director (Principal Financial and Accounting Officer)

Date
June 5, 2014
By:
/s/ Lowell Rush
_________________________
Lowell Rush
Director
Date
June 5, 2014
By:
/s/ Peter C. Zachariou
_________________________
Peter C. Zachariou
Chief Executive Officer, Executive Vice President and Director
Date
June 5, 2014

/s/ Oscar Bronsther, M.D.
_________________________ Oscar Bronsther, M.D. Director
Date
June 5, 2014

EXHIBIT LIST

Exhibit No.	Description
3.1(a)	Certificate of Incorporation of Vycor Medical, Inc. (previously filed)
3.1(b)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of January 11, 2010 (previously filed)
31.(c)	Certificate of Amendment to Certificate of Incorporation of Vycor Medical, Inc. dated as of July 20, 2010 (previously filed)
3.2	Bylaws of Vycor Medical, Inc. (previously filed)
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors (previously filed)